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                               Chicago Rivet Logo
                        OFFER TO PURCHASE FOR CASH UP TO
                       225,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT GREATER THAN $23.00
                         NOR LESS THAN $20.00 PER SHARE

     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 14, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                  March 16, 2000
To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated March 16, 2000, and the related Letter of Transmittal in connection with the offer by Chicago Rivet & Machine Co., an Illinois corporation, to purchase shares of its common stock, par value $1.00 per share. Chicago Rivet is offering to purchase up to 225,000 shares at a price not greater than $23.00 nor less than $20.00 per share in cash, as specified by tendering shareholders.

     Chicago Rivet's offer is being made upon the terms and subject to the conditions set forth in this Offer to Purchase and the related Letter of Transmittal which, as amended from time to time, together constitute the offer. A tender of shares pursuant to the offer will include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of November 22, 1999, between Chicago Rivet and First Chicago Trust Company of New York, as rights agent, and unless the context requires otherwise, all references to shares includes the associated preferred stock purchase rights.

     Chicago Rivet will determine a single per share purchase price, net to the seller in cash, without interest, that it will pay for validly tendered shares, taking into account the number of shares tendered and the prices specified by tendering shareholders. Chicago Rivet will select the lowest purchase price that will allow it to buy 225,000 shares validly tendered or, if a lesser number of shares are validly tendered, all shares that are validly tendered.

     Chicago Rivet will pay the purchase price for all shares validly tendered at prices at or below the purchase price and not withdrawn. However, because of the proration provisions described in the offer, all shares tendered at or below the purchase price will not be purchased if the offer is oversubscribed. Chicago Rivet will return at its own expense all shares not purchased pursuant to the offer, including shares tendered at prices greater than the purchase price and shares not purchased because of proration.

     Chicago Rivet reserves the right, in its sole discretion, to purchase more than 225,000 shares pursuant to the offer.

     The offer is not conditioned on any minimum number of shares being tendered. The offer is, however, subject to certain other conditions. See
Section 6 of the Offer to Purchase.

     If, before the offer expires, more than 225,000 shares or such greater number of shares as Chicago Rivet may elect to purchase, are validly tendered at or below the purchase price and not withdrawn, Chicago Rivet will purchase shares on a pro rata basis from all shareholders who validly tender shares at prices at or below the purchase price.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. ACCORDINGLY, A TENDER OF SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     We request instructions as to whether you wish us to tender any or all of the shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1. You may tender shares at either the price determined by you (in multiples of $.125), not greater than $23.00 nor less than $20.00 per share, or the price determined by Chicago Rivet in accordance with the terms of the offer as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. The offer is for up to 225,000 shares, constituting approximately 19.8% of the total shares outstanding as of March 15, 2000. The offer is not conditioned on any minimum number of shares being tendered. The offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          3. The offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Friday, April 14, 2000, unless the offer is extended (as it may be extended, the "Expiration Date"). Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          4. As described in the Offer to Purchase, if more than 225,000 shares have been validly tendered at or below the purchase price and not withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the shares will be subject to proration.

          5. The Board of Directors of Chicago Rivet has unanimously approved the making of the offer. However, you must make your own decision whether to tender your shares and, if so, how many shares to tender and the price or prices at which you will tender them. Neither Chicago Rivet nor its Board of Directors makes any recommendation to any shareholder as to whether to tender or refrain from tendering shares or as to the price at which you may tender your shares.

          6. Tendering shareholders who hold shares registered in their own name and who tender their shares directly to the Depositary will not be obligated to pay brokerage commissions or solicitation fees. Any stock transfer taxes applicable to the purchase of shares by Chicago Rivet pursuant to the offer will be paid by Chicago Rivet, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

          7. If you wish to tender portions of your shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

     If you wish to have us tender any or all of your shares, held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares, all shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The offer is being made to all holders of shares. Chicago Rivet is not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If Chicago Rivet becomes aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, Chicago Rivet will make a good faith effort to comply with the applicable law. If, after such good faith effort, Chicago Rivet cannot comply with the law, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares residing in that jurisdiction. In any jurisdiction the securities or blue sky laws of which require the offer to be made by a licensed broker or dealer, the offer is being made on Chicago Rivet's behalf by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

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                                INSTRUCTION FORM

               INSTRUCTIONS FOR TENDER OF SHARES OF CHICAGO RIVET

     Please tender to Chicago Rivet, on (our) (my) behalf, the number of shares indicated below (or if no number is indicated below, all shares) which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions of Offer to Purchase and related Letter of Transmittal, the receipt of which is hereby acknowledged.

                                SHARES TENDERED

[ ] If fewer than all shares are to be tendered, please check the box and indicate below the aggregate number of shares to be tendered by us.

                     ------------------------------ shares

Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

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                          PRICE (IN DOLLARS) PER SHARE
                                AT WHICH SHARES
                               ARE BEING TENDERED

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED
                                 MUST BE USED.

            CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

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                            SHARES TENDERED AT PRICE
                        DETERMINED PURSUANT TO THE OFFER

[ ] The undersigned wants to maximize the chance of having Chicago Rivet purchase all the shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by the Chicago Rivet in accordance with the terms of the offer. This action will result in receiving a price per share as low as $20.00 or as high as $23.00.

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                                       OR

          ------------------------------------------------------------

                                SHARES TENDERED
                       AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price for the shares is less than the price checked. A shareholder who desires to tender shares at more than one price must complete a separate Instruction Form for each price at which shares are tendered. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE. If more than one box is checked, or if no box is checked, there is no valid tender of shares.

        Price (in dollars) per share at which shares are being tendered:

[ ] 20.000    [ ] 20.875    [ ] 21.750    [ ] 22.625
[ ] 20.125    [ ] 21.000    [ ] 21.875    [ ] 22.750
[ ] 20.250    [ ] 21.125    [ ] 22.000    [ ] 22.875
[ ] 20.375    [ ] 21.250    [ ] 22.125    [ ] 23.000
[ ] 20.500    [ ] 21.375    [ ] 22.250
[ ] 20.625    [ ] 21.500    [ ] 22.375
[ ] 20.750    [ ] 21.625    [ ] 22.500

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     The method of delivery of this document is at the option and risk of the tendering shareholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery.

Sign Here
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                                       SIGNATURE(S)

Names(s)
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                             (PLEASE PRINT NAME(S))

Address(es)
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                               (INCLUDE ZIP CODE)
Dated:                       , 2000
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                                  TAX IDENTIFICATION OR SOCIAL SECURITY
                                                    NUMBER(S)

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